FREEDMAN & GOLDBERG

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

ERIC W. FREEDMAN
MICHAEL GOLDBERG
DAVID C. GREIP
JULIE A. CHEEK

31150 NORTHWESTERN HIGHWAY, SUITE 200
FARMINGTON HILLS, MICHIGAN 48334
(248) 626-2400
FAX: (248) 626-4298

KAREN E. LONG
GLORIA K. MOORE
MICHAEL GOULD
CHRISTINE L. MILLER
JUDITH A. COOPER

December 2, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have received a copy of, and are in agreement with, the statements being made by Geos Communications, Inc. in Item 4.01 of its Form 8-K dated November 20, 2009, captioned "Changes in Registrant's Certifying Accountant."

/s/ Freedman & Goldberg, CPAs, PC

Farmington Hills, MI
December 2, 2009